UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported): March 25, 2013 (March 19, 2013)

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On March 19, 2013, the Compensation and Development Committee (the “Committee”) of the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) adjusted the compensation for its executive officers, including its named executive officers, other than the Chief Executive Bear.  At the recommendation of the Committee, the Board of Directors ratified and approved the Chief Executive Bear’s compensation.

These compensation adjustments included lump sum discretionary payments in lieu of base salary adjustments for certain named executive officers, determination of the 2013 annual bonus plan, and 2013 long-term incentive compensation awards, each of which is described below.

2013 Base Salary Adjustments and Lump Sum Discretionary Payments

The Committee decided not to adjust the salaries of any of the Company’s named executive officers for 2013. In lieu of salary adjustments, the Committee approved discretionary lump sum payments to the following named executive officers:

Name/Position	Lump Sum Payment

Eric Fencl, Chief Bearrister, General Counsel and International Franchising	$10,000

David Finnegan, Chief Information Bear	$7,500

2013 Bonus Performance Objectives

Also on March 19, 2013, the Committee established the 2013 performance objectives for the range of cash bonuses that may be paid under the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan (the “Plan”) to the Company’s executive officers, including its named executive officers. The Base Bonus Calculation for each of the executives for 2013 is determined by multiplying the Base Bonus Payout (set forth below) by the executive’s eligible base salary (which excludes items such as relocation allowances, bonuses, stock options exercised and vested restricted stock):

Name/Position	Base Bonus Payout

Maxine Clark, Chief Executive Bear	125%

Tina Klocke, Chief Operations and Financial Bear, Treasurer and Secretary	70%

Eric Fencl, Chief Bearrister, General Counsel and International Franchising	40%

David Finnegan, Chief Information Bear	40%

Teresa Kroll, Chief Marketing and Entertainment Bear	40%

The cash bonus, if any, to be paid to each respective executive officer will be calculated by multiplying the Base Bonus Calculation described above by the applicable Percentage of Base Bonus Calculation set forth in in column (3) below for fiscal 2013 pretax income (loss).

(1)	(2)	(3)
Achievement Level	Consolidated Pretax Income (Loss)	Percentage of Base Bonus Calculation

Threshold	($7,743,000)	25%

Plan	($4,042,000)	50%

Target	$1	100%

Maximum	$3,360,000	150%

The performance objectives reflect the fact that the Company is in the midst of a multi-year turnaround plan. The Build-A-Bear Workshop, Inc. 2013 Bonus Plan (the “2013 Bonus Plan”) provides for mandatory bonus payouts only if the Company’s 2013 consolidated pretax loss (after providing for any bonus expense) meets or exceeds the threshold amount. Under the 2013 Bonus Plan, consolidated pretax income (loss) results that fall between any of the achievement levels set forth in the table above will be interpolated between the applicable achievement levels in accordance with the methodology set forth in the 2013 Bonus Plan, in the sole discretion of the Committee. This discretion includes the ability to reduce the otherwise applicable Percentage of Base Bonus Calculation for each achievement level, but the Committee may not use its discretion to increase the amount of compensation payable above the maximum Percentage of Base Bonus Calculation for each achievement level.

2013 Long-Term Incentive Program Awards

Also on March 19, 2013, the Committee granted the executive officers, including the named executive officers, time-based restricted stock awards and long-term performance-based cash incentive awards under the Plan. Utilizing market data compiled by the Committee’s compensation consultant, the Committee determined the market value of the long-term incentive award (“LTI Market Value”) for each executive officer. The resulting awards were then made 25% in time-based restricted stock and 75% in long-term performance-based cash incentive awards, as follows:

Time-Based Restricted Stock

Name	Number of Shares of Time-Based Restricted Stock

Maxine Clark, Chief Executive Bear	28,032

Tina Klocke, Chief Operations and Financial Bear, Treasurer and Secretary	9,708

Eric Fencl, Chief Bearrister, General Counsel and International Franchising	6,668

David Finnegan, Chief Information Bear	5,584

Teresa Kroll, Chief Marketing and Entertainment Bear	5,584

The number of shares of time-based restricted stock awarded to each officer was derived by dividing 25% of the officer’s LTI Market Value by the closing sales price of the Company’s common stock on the New York Stock Exchange on March 19, 2013.

Upon receipt of his or her 2013 long-term incentive award, each named executive officer entered into a Build-A-Bear Workshop, Inc. Restricted Stock & Non-Qualified Stock Option Agreement (the “Agreement”) with the Company. Each Agreement provides that the time-based restricted stock vests at the rate of 25% per year over four years from the date of grant, beginning on the first anniversary of the date of grant; vesting is accelerated upon a change of control or, in certain circumstances, upon the holder’s death or termination of employment with the Company due to disability. Holders of time-based restricted stock are entitled to voting and dividend rights.

The foregoing summary of the Agreement is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 28, 2011 and incorporated herein by reference.

The Target Payout Amounts for the 2013 long-term performance-based cash incentive awards for each named executive officer are as follows:

Long-Term Performance-Based Cash Incentive Awards

Name	Target Payout Amount

Maxine Clark, Chief Executive Bear	$433,125

Tina Klocke, Chief Operations and Financial Bear, Treasurer and Secretary	$150,000

Eric Fencl, Chief Bearrister, General Counsel and International Franchising	$103,050

David Finnegan, Chief Information Bear	$86,250

Teresa Kroll, Chief Marketing and Entertainment Bear	$86,250

The Target Payout Amount of long-term performance-based cash incentive awards to each officer is 75% of the officer’s LTI Market Value. The long-term performance-based cash incentive award, if any, to be paid to each respective executive officer will be calculated by multiplying the Target Payout Amount described above by the applicable Percentage of Target Payout Amount set forth in in column (3) below for fiscal 2013 pretax income (loss).

(1)	(2)	(3)
Achievement Level	Consolidated Pretax Income (Loss)	Percentage of Target Payout Amount

Threshold	($7,743,000)	25%

Plan	($4,042,000)	50%

Target	$1	100%

Maximum	$3,360,000	150%

The performance objectives reflect the fact that the Company is in the midst of a multi-year turnaround plan. Long-term performance-based cash incentive awards will only be made if the Company’s 2013 consolidated pretax loss meets or exceeds the threshold. Consolidated pretax income (loss) results that fall between any of the achievement levels set forth in the table above will be interpolated between the applicable achievement levels, in the sole discretion of the Committee. This discretion includes the ability to reduce the otherwise applicable Percentage of Target Payout Amount for each achievement level, but the Committee may not use its discretion to increase the amount of compensation payable above the maximum Percentage of Target Payout Amount for each achievement level. Any long-term performance-based cash incentive award that is earned will vest at the rate of 25% per year over four years each March 31, beginning on March 31, 2014, with the vested portion to be paid by April 15th of such year. In the event that an executive officer’s employment terminates or is terminated by the Company before the date of payment of any earned award for any reason, including, but not limited to, retirement, disability, death, or voluntary termination, the Committee will have the discretion as to whether any such award or portion of such award is to be paid and, if so, the amount of such payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: March 25, 2013	By:	/s/ Tina Klocke
Name: Tina Klocke
Title: Chief Operations and Financial Bear, Secretary and Treasurer
(Principal Financial Officer)